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                                                                    EXHIBIT 23.2

                             ACCOUNTANTS' CONSENT

The Board of Directors and Stockholders
Intelligent Life Corporation:

We have acted as Independent Public Accountants for Intelligent Life Corporation (the "Company") in connection with our audit of the financial statements of the Company for the fiscal years ended June 30, 1997 and 1996 as described in our Auditors' Report dated July 23, 1998.

We consent to the use of our report (and to all references to our firm) included in or made a part of this Form S-8 Registration Statement.

                                                       Thomas & Clough Co., P.A.

Palm Beach, Florida
September 27, 1999